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                                                                     EXHIBIT 2.5

    AMENDMENT NO. 2 (this "Amendment"), dated as of October 5, 1999, to the Stockholder Agreement, dated as of March 31, 1999, among CBS Corporation ("Parent") and the individual signatories hereto (each a "Stockholder"), as amended by Amendment No. 1 entered into on June 1, 1999 among Parent and the Stockholders (the "Agreement").

    WHEREAS, the parties hereto wish to amend the Agreement in the manner set forth herein.

    NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy are hereby acknowledged, the parties agree as follows:

    1. Paragraph 3(f) of the Agreement is hereby amended by replacing all references to "Effective Time" in such paragraph with "September 7, 1999."

    2. Each of the parties hereto hereby ratifies and confirms that it, he or she continues to be bound by the terms and provisions of the Agreement. Except as expressly modified hereby, all of the terms and provisions of the Agreement shall continue in full force and effect.

    3. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts has been signed by each of the parties hereto, it being understood that each party need not sign the same counterpart. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

    IN WITNESS WHEREOF, Parent has caused this Amendment to be signed by an officer thereto duly authorized and each Stockholder has signed this Amendment, all as of the date first above written.

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
                                         CBS CORPORATION

                                         By:        /s/ ANGELINE C. STRAKA
                                                    ----------------------------
                                                    Name: Angeline C. Straka
                                                    Title: Vice President, Secretary and
                                                           Deputy General Counsel

                                         STOCKHOLDERS:

                                         ROGER KING

                                         /s/ ROGER KING
                                         ----------------------------

                                         MICHAEL KING

                                         /s/ MICHAEL KING
                                         ----------------------------

                                         RICHARD KING

                                         /s/ ROGER KING
                                         ----------------------------

                                         DIANA KING

                                         /s/ DIANA KING
                                         ----------------------------
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